EXHIBIT 23.01

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Post-Effective Amendment No. 1 on Form S-1 to the Registration Statement on Form SB-2 of our report dated October 12, 2007 (which expresses an unqualified opinion and includes an explanatory paragraph relating to the Company’s ability to continue as a going concern), relating to the consolidated financial statements of Vyta Corp., and to the reference to our Firm under the caption "Experts" in the Prospectus.

/s/ GHP HORWATH, P.C.

Denver, Colorado
February 21, 2008